UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    March 12, 2008

Disaboom Inc.
(Exact name of registrant as specified in charter)

Colorado	000-52558	20-5973352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (720) 407-6530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

        On March 12, 2008, Disaboom Inc. (the “Company”) closed on $1,552,000 in gross proceeds under a private placement. In the closing the Company issued a total of 1,552,000 shares of common stock at a price of $1.00 per share. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and the offering was made to accredited investors only. No commissions or other remuneration were paid in connection with this issuance.

Item 8.01   Other Events

        On March 13, 2008, J. Glen House, a co-founder, director and officer of the Company voluntarily surrendered 3,750,000 shares of common stock back to the Company for no consideration, reducing his total share ownership to 7,500,000 shares. Dr. House surrendered the shares to make additional capital stock available for other corporate purposes.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2008	Disaboom Inc. (Registrant) /s/ J.W. Roth Name: J.W. Roth Title: Chief Executive Officer